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                                                                    EXHIBIT 23.2


              CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS

        We have issued our report dated March 18, 1998, except for Note L which is as of March 23, 1998, on the financial statements of David M. Griffith & Associates, Ltd. (not presented herein) as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, included in the Current Report on Form 8-K of MAXIMUS, Inc. to be filed on March 30, 1999. We hereby consent to the inclusion of the aforementioned report in this current report on Form 8-K and the incorporation by reference to the Registration Statements on Form S-8 of MAXIMUS, Inc. (File No. 333-41867 pertaining to the 1997 Employee Stock Purchase Plan of MAXIMUS, Inc., File No. 333-41869 pertaining to the 1997 Director Stock Option Plan of MAXIMUS, Inc. and File No. 333-41871 pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc.)


                                            /s/ Grant Thornton LLP

Chicago, Illinois
March 26, 1999